Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

July 18, 2019

Icahn Enterprises L.P.
Icahn Enterprises Finance Corp.
Icahn Enterprises Holdings L.P.
767 Fifth Avenue, Suite 4700
New York, NY 10153

Ladies and Gentlemen:

We have acted as counsel to Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance”), and Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Enterprises Holdings”), with respect to the preparation and filing of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2019 (the “Registration Statement”), in connection with the offer and sale by Icahn Enterprises from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of:

(a)               depositary units representing limited partner interests in Icahn Enterprises (the “Depositary Units”);

(b)               preferred units of Icahn Enterprises having rights senior to the Depositary Units (the “Preferred Units”);

(c)               debt securities, which may be co-issued by Icahn Enterprises Finance, and which may be either senior debt securities or subordinated debt securities (the “Debt Securities”);

(d)               a guarantee by Icahn Enterprises (the “IEP Guarantee”) with respect to any Debt Securities issued by Icahn Enterprises Finance;

(e)               a guarantee by Icahn Enterprises Holdings (together with the IEP Guarantee, the “Guarantees”) with respect to any Debt Securities issued by Icahn Enterprises or Icahn Enterprises Finance;

(f)                warrants to purchase Depositary Units, Preferred Units or Debt Securities evidenced by warrant certificates independently or together with any securities offered by a prospectus supplement (the “Warrants”);

(g)               rights to purchase Depositary Units, Preferred Units or Debt Securities (the “Rights”); and

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Icahn Enterprises L.P.
Icahn Enterprises Finance Corp.
Icahn Enterprises Holdings L.P.
July 18, 2019

(h)               units of a combination of two or more of the securities described in clauses (a) through (g) above (the “Units”).

The Depositary Units, the Preferred Units, the Debt Securities, the Guarantees, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities” and each, a “Security.”

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate or comparable documents, certificates of public officials and officers and representatives of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises and Icahn Enterprises Holdings (the “General Partner”), and the officers and representatives of Icahn Enterprises Finance, and such other documents, records and instruments, and we have made such inquiries of such officers and representatives of the General Partner and Icahn Enterprises Finance as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies as we considered necessary or appropriate for enabling us to express the opinions set forth below.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of Icahn Enterprises. We have not independently verified such factual matters.

Based upon, and subject to, the foregoing, assuming no change in the applicable law or pertinent facts, we are of the opinion that:

(a)               The Depositary Units, upon receipt by Icahn Enterprises of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) may determine, (i) will be validly issued, fully paid and purchasers of the Depositary Units will not have any obligation to make payments to Icahn Enterprises or its creditors (other than the purchase price for the Depositary Units) or contributions to Icahn Enterprises or its creditors solely by reason of the purchasers’ ownership of Depositary Units and (ii) will entitle the holder thereof to the rights specified in the amended and restated depositary agreement among Icahn Enterprises, the General Partner and Computershare Inc., dated as of August 2, 2016 (the “Depositary Agreement”).

(b)               The Preferred Units, upon receipt by Icahn Enterprises of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and purchasers of the Preferred Units will not have any obligation to make payments to Icahn Enterprises or its creditors (other than the purchase price for the Preferred Units) or contributions to Icahn Enterprises or its creditors solely by reason of the purchasers’ ownership of Preferred Units.

Icahn Enterprises L.P.
Icahn Enterprises Finance Corp.
Icahn Enterprises Holdings L.P.
July 18, 2019

(c)                The Debt Securities and the Guarantees, upon receipt by Icahn Enterprises, Icahn Enterprises Finance and Icahn Enterprises Holdings, as applicable, of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) and the Board of Directors of Icahn Enterprises Finance (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of Icahn Enterprises, Icahn Enterprises Finance and Icahn Enterprises Holdings, as applicable.

(d)               The Warrants, upon receipt by Icahn Enterprises of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of Icahn Enterprises.

(e)               The Rights, upon receipt by Icahn Enterprises of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of Icahn Enterprises.

(f)                The Units, upon receipt by Icahn Enterprises of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of Icahn Enterprises.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Board of Directors of the General Partner and the Board of Directors of Icahn Enterprises Finance, respectively (or a duly authorized committee thereof) (with respect to Icahn Enterprises Finance), each in accordance with their respective organizational and governing documents and applicable law; (iv) Icahn Enterprises, Icahn Enterprises Finance and Icahn Enterprises Holdings will issue and deliver the Securities in the manner contemplated by the Registration Statement, and any Securities will have been duly authorized and reserved for issuance; (v) the resolutions authorizing the issuance, offering and sale of the Securities will have been adopted by the Board of Directors of the General Partner and, if applicable, the Board of Directors of Icahn Enterprises Finance and will be in full force and effect at all times at which the Securities are offered or sold by Icahn Enterprises and, if applicable, Icahn Enterprises Finance; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Board of Directors of the General Partner and the other parties thereto; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

Icahn Enterprises L.P.
Icahn Enterprises Finance Corp.
Icahn Enterprises Holdings L.P.
July 18, 2019

With respect to any Securities consisting of Depositary Units, we have further assumed that the Depositary Units will be duly authorized, executed and delivered by the General Partner in accordance with the provisions of the Depositary Agreement and any applicable conditions in the Depositary Agreement have been satisfied.

With respect to any Securities consisting of any series of Debt Securities and with respect to the Guarantees, we have further assumed that: (i) such Debt Securities and Guarantees will have been issued pursuant to an applicable indenture that has been duly authorized, executed and delivered by Icahn Enterprises, Icahn Enterprises Finance and Icahn Enterprises Holdings, as applicable, and the applicable trustee in a form approved by us, and such indenture will have been qualified under the Trust Indenture Act of 1939, and will be governed by and construed in accordance with New York law; (ii) such Debt Securities and Guarantees will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture; and (iii) the adequacy of the consideration that supports each guarantor’s agreement and the solvency and adequacy of capital of each guarantor.

With respect to any Securities consisting of Preferred Units, we have further assumed that (i) Icahn Enterprises issues and delivers the Preferred Units after an amendment to its partnership agreement establishing the designations, preferences and rights of the class or series of the Preferred Units being issued, and (ii) the Preferred Units will be duly authorized, executed and delivered by the General Partner.

With respect to any Securities consisting of Warrants, we have further assumed that (i) a Warrant agreement relating to the Warrants (the “Warrant Agreement”) to be entered into between Icahn Enterprises and an entity selected by Icahn Enterprises to act as the Warrant agent (the “Warrant Agent”) will have been duly authorized, executed and delivered by the General Partner, and (ii) the Warrants will be duly authorized, executed and delivered by the General Partner and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Units, we have further assumed that (i) a Unit agreement relating to the Unit (the “Unit Agreement”) to be entered into between Icahn Enterprises and an entity selected by Icahn Enterprises to act as the Unit agent (the “Unit Agent”) will have been duly authorized, executed and delivered by the General Partner, and (ii) the Unit certificates will be duly authorized, executed and delivered by the General Partner and Unit Agent in accordance with the provisions of the Unit Agreement.

Icahn Enterprises L.P.
Icahn Enterprises Finance Corp.
Icahn Enterprises Holdings L.P.
July 18, 2019

The opinions expressed above are limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

(a)               The validity and binding effect of the Securities may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and may be limited by applicable laws or policies underlying such laws.

(b)               The foregoing opinions are limited to the laws of the State of New York and the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act. We do not express any opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. The foregoing opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Proskauer Rose LLP